Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

OPENTV FILES SCHEDULE 13E-3 AND

PRELIMINARY REDEMPTION NOTICE/TRANSACTION STATEMENT

San Francisco, Calif., January 14, 2010 - OpenTV Corp. (NASDAQ: OPTV) (“OpenTV”), a leading software and technology provider of advanced digital television solutions, announced today that it has filed a Schedule 13E-3 transaction statement and a related preliminary redemption notice/transaction statement with the Securities and Exchange Commission (the “SEC”) relating to a proposed redemption of all of its Class A ordinary shares that are not owned by its controlling shareholder, Kudelski SA, and its affiliates.

On January 8, 2010, Kudelski and certain of its affiliates, who collectively own more than 90% of the voting power of OpenTV, notified the company of their intent to give written instructions directing OpenTV to redeem all of the Class A ordinary shares that are not owned by Kudelski and its affiliates, which is permitted under the laws of the British Virgin Islands, where OpenTV is incorporated. Kudelski stated that it anticipates delivering definitive written instructions directing OpenTV to effect the redemption at such time as the SEC has completed its review of the preliminary redemption notice/transaction statement filed by OpenTV. Kudelski also indicated that it expects that the definitive written instructions will include a recommendation that OpenTV redeem the Class A ordinary shares for $1.55 per share.

The proposed redemption is subject to the SEC’s review of the Schedule 13E-3 and the preliminary redemption notice/transaction statement and Kudelski’s delivery of definitive written instructions directing OpenTV to redeem its Class A ordinary shares. Upon receipt of definitive written instructions from Kudelski, the board of directors of OpenTV will, as required by the laws of the British Virgin Islands, distribute a definitive redemption notice/transaction statement to its shareholders that sets forth the redemption date and the redemption price. In connection with the redemption, shareholders of OpenTV will be entitled to statutory dissent rights in accordance with the laws of the British Virgin Islands.

The redemption notice/transaction statement filed with the SEC today is a preliminary filing and is subject to change. The proposed redemption may not be completed at all, and, if it is completed, may be completed on terms different than those described in the preliminary redemption notice/transaction statement. If the redemption is completed, OpenTV will become a wholly-owned subsidiary of Kudelski. It is expected that OpenTV’s Class A ordinary shares will be delisted from The Nasdaq Global Market upon the completion of the redemption. In addition, OpenTV expects to suspend its reporting obligations with the SEC as soon as practicable after completion of the redemption.

Nothing in this press release shall constitute an offer to purchase or a solicitation of an offer to purchase any securities of OpenTV. The redemption will only be conducted pursuant to a definitive redemption notice/transaction statement. OpenTV shareholders and other investors are urged to read the Schedule 13E-3 and the redemption notice/transaction statement filed with the SEC because they contain important information about the redemption. Copies of the Schedule 13E-3 and the redemption notice/transaction statement are available at no charge on the SEC’s website at http://www.sec.gov.

About OpenTV

OpenTV is one of the world’s leading providers of advanced digital television solutions dedicated to creating and delivering compelling viewing experiences to consumers of digital content worldwide. OpenTV’s software has been integrated in more than 138 million devices around the world and enables advanced program guides, video-on-demand, personal video recording, interactive and addressable advertising and a variety of enhanced television applications. For more information, please visit www.opentv.com.

Cautionary Language Regarding Forward-Looking Information

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the proposed redemption. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations. All forward-looking statements are expressly qualified in their entirety by the cautionary statements in this paragraph. For a further discussion of the risks and uncertainties relevant to OpenTV, please refer to OpenTV’s periodic reports and registration statements filed with the SEC, which can be obtained online at the SEC’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about OpenTV for a more informed overview of OpenTV. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:	Press Contact:
Denise Roche	Christine Oury
Brainerd Communicators	OpenTV
Tel: +1 212-986-6667	Tel: +1 415-962-5433
roche@braincomm.com	coury@opentv.com